LEASE

ARTICLE 1
LEASE INFORMATION

Date of Lease:	June 12th, 2006
Landlord:	Corporate Centre II, L.L.C., an Illinois limited liability company
Landlord's Address:	c/o Balke Brown Associates 1001 Highlands Plaza Drive West, Suite 150 St. Louis, MO 63110
Tenant:	Secure Data, Inc., A Delaware corporation
Tenant's Address:	301 East Camden-Wyoming Ave. Camden, DE 19934
Development:	Fairview Executive Park
Property:	Corporate Centre II

Leased Property: Approximately 3,788 rentable square feet on the second floor of the Corporate Centre II Building (the "Building") at 16 Executive Drive in the City of Fairview Heights, County of St. Clair, State of Illinois.

Suite:	240 & 260
Term:	Five (5) Years
Commencement Date:	July 1, 2006
Termination Date:	June 30, 2011

Base Rent:

Period	Annual Base Rate Per Square Foot	Monthly Base Rent
7/1/06 – 6/30/07	$21.00	$6,629.00
7/1/07 – 6/30/08	$22.00	$6,944.67
7/1/08 – 6/30/09	$23.00	$7,260.33
7/1/09 – 6/30/10	$24.00	$7,576.00
7/1/10 – 6/30/11	$25.00	$7,891.67

Security Deposit: $6,629.00

Base Operating Cost Per Square Foot (included in the Annual Base Rate): $6.63

Tenant's Proportionate Share:

Square Footage in Building:	51,063
Square Footage in Leased Property:	3,788
Proportionate Share:	7.42%

Real Estate Brokers: Balke Brown Associates for Landlord

Exhibits to Lease: All Exhibits to this Lease are by this reference made a part hereof as though set out in full herein.

Exhibit A - Floor Plan of the Leased Property
Exhibit B - Building Rules
Exhibit C - Work to be Performed in the Leased Property
Exhibit D - Lease Commencement Agreement
Exhibit E - License Agreement
Exhibit F - Addendum to Lease

ARTICLE 2
PREMISES

In consideration of the covenants, terms, conditions, rent, and agreements set forth in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Leased Property described in Article 1.

ARTICLE 3
USE

The Leased Property shall be used and occupied by the Tenant for general offices and for no other purposes whatsoever; provided, however, that the Tenant shall not use or occupy the Leased Property for any use or purpose directly or indirectly forbidden by applicable law, which may be dangerous to persons or property or which may be in conflict with or invalidate or increase the premium cost of any policy of insurance carried on the Building.

ARTICLE 4
TERM

The term of this Lease shall be for the period described in Article 1. If the Leased Property is not available or ready for occupancy on the Lease Commencement Date, and such unavailability or unreadiness is not occasioned or caused by Tenant (including but not limited to Tenant's failure promptly to approve plans, make material or color selections, make improvements to the Leased Property which are to be made by Tenant or make other decisions necessary to the preparation of the Leased Property for occupancy), then the Lease Commencement Date shall be the first day after the Leased Property is available and ready for occupancy, and the termination date shall be extended accordingly. If due to an adjustment in the Lease Commencement Date as provided hereunder, the Lease Commencement Date falls on a date other than the first day of a calendar month, the term of this Lease shall be extended until the last day of the last calendar month of the Term. Subject to the availability of the Leased Property, the Tenant shall have the right prior to the Lease Commencement Date to enter upon the Leased Property at reasonable times for the purpose of preparing the Leased Property for its intended use. If by mutual consent of the parties Tenant takes possession of the Leased Property prior to the Lease Commencement Date, then during such pre-term period, Tenant shall pay rent as herein established on a pro rata basis and such occupancy shall be under all of the terms and conditions of the Lease, but in such event the expiration date as set forth above shall remain the same.

ARTICLE 5
RENT AND OTHER CHARGES

The Tenant shall pay to the Landlord the Monthly Base Rent described in Article 1 in lawful money of the United States in advance and without demand on the first day of each month throughout the term of this Lease. The Monthly Base Rent includes the Base Operating Cost per Square Foot set out in Article 1. However, if the Commencement Date occurs on a date other than the first day of a calendar month, the Monthly Base Rent for the partial calendar month during which the Commencement Date occurs shall be prorated, based on a thirty (30) day month, and due and payable on the Commencement Date. In addition to the Monthly Base Rent, the Tenant shall pay to the Landlord all charges for any services, goods, or materials furnished by Landlord at Tenant's request, which are not required to be furnished by Landlord under this Lease, within thirty (30) days after the Landlord renders a statement therefor to Tenant. All sums hereunder are payable without deduction, abatement or setoff of any nature whatsoever, at the office of the Landlord, at the address set forth in Article 1, or at such other place as the Landlord may from time to time designate in writing. All past due obligations of the Tenant shall bear interest at the rate of one and one-half percent (1.5%) per month or, if such rate be unlawful, at the highest lawful rate.

ARTICLE 6
SECURITY DEPOSIT

Simultaneous with the execution of this Lease, the Tenant shall deposit with the Landlord the amount of the Security Deposit described in Article 1 which Landlord shall maintain without any liability for interest as a security deposit for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Upon the occurrence of any default by Tenant under this Lease, the Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to cure such default. Such Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damage in case of default. In the event Landlord uses the Security Deposit as permitted hereunder, Tenant shall be obligated to promptly deposit with Landlord an amount necessary to restore the Security Deposit to the amount originally deposited hereunder. If Landlord sells or transfers Landlord's interest in the Building, Landlord shall have the right to assign Tenant's Security Deposit to the purchaser or transferee of the Building, in which event Landlord shall be released from all liability to Tenant for the return of the Security Deposit. Within thirty (30) days following the expiration date of this Lease, Landlord shall, provided Tenant is not in default under the terms of this Lease, return the Security Deposit to Tenant, less such portion thereof as Landlord shall have applied (and has not been re-deposited by Tenant). **Tenant hereby expressly waives any requirement imposed by law that Landlord or Landlord's agent maintain the Security Deposit in a separate escrow account for the duration of the lease term.**

ARTICLE 7
ELECTRICITY

Landlord shall pay for electricity consumed by Tenant for normal use of fluorescent lighting and small office machines (excluding heat generating equipment such as, for example, main frame computers) during normal hours of operation of the Building (as described in Article 9), subject to the upward adjustment described below. To the extent that Tenant's consumption of electricity exceeds that required for normal office use during normal hours of operation of the Building, as specified herein, Tenant shall pay to the Landlord all charges for excess use of electricity.

ARTICLE 8
OPERATING COST REIMBURSEMENT

(a) Tenant, recognizing that Operating Costs (as hereinafter defined) will vary from calendar year to calendar year, hereby agrees to pay, as additional rent, its Proportionate Share (as hereinafter defined) of any increases in Operating Costs for a calendar year during the term hereof (including any extensions of such term) over the Base Operating Costs (as hereinafter defined). The term "Base Operating Costs" shall mean the dollar amount obtained by multiplying the rentable square footage of the entire Building times the amount shown as Base Operating Cost per Square Foot in Article 1. The Base Operating Costs are included in the Monthly Base Rent. Tenant's base rent hereunder shall in no way be reduced if Operating Costs for a calendar year equal less than the amount comprising the Base Operating Costs; nor shall Tenant be permitted to apply against any amounts due for increases in Operating Costs any difference between Operating Costs and Base Operating Costs for a previous calendar year.

(b) The term "Operating Costs" shall mean all costs incurred by or on behalf of Landlord in operating and maintaining the Building including, without limitation, the following costs:

(i) Wages, salaries and other compensation of all employees engaged in the operation, maintenance, administration and security of the Building;
(ii) All janitor and office supplies and materials;
(iii) All maintenance agreements and service agreements on equipment;
(iv) All insurance premiums (including, without limitation, workmen's compensation insurance premiums);
(v) Repairs and general maintenance of the Building (exclusive of the expense of alterations of any part of the Building for the accommodation of a specific tenant or tenants other than Tenant);
(vi) Exterior landscaping of the grounds surrounding the Building;
(vii) All utilities servicing the Building;
(viii) Management fees;
(ix) All taxes and assessments and governmental charges whether federal, state, county, or municipal, which are levied on or charged against the Building and the land upon which the Building is situated, and any other taxes or assessments attributable to the Building or its operation, including any increases in such taxes, assessments and charges as any partial or full tax relief which presently may be afforded to the Building expires, and further including any tax imposed as a substitute for or supplement to presently existing real estate and/or personal property taxes, and all reasonable expenses of Landlord, including attorneys' fees, incurred in attempting to reduce or such taxes, assessments or charges (with any refunds to be credited against taxes in the year received); and
(x) Cost of capital repairs that extend the life of a component of the Building, capital expenditures that produce a reduction in Operating Costs, and capital expenditures caused by governmental requirements imposed after commencement of this Lease. Tenant's proportionate share of the costs of such items in any lease year shall be limited to the amortized amount of such items in any lease year, which shall be determined in accordance with standard accounting practices.

Operating Costs shall not include federal and state income taxes, tenant alterations, interest expenses, debt service on any Landlord financing for the Building, capital expenditures (other than those specifically described above) or depreciation.

(c) The term "Proportionate Share" shall mean, with respect to Tenant, the percentage the rentable square footage of the Leased Property bears to the total rentable square footage of the entire Building as set forth in Article 1.

(d) In order to provide for current payments on account of additional rent due to increases in Operating Costs over Base Operating Costs, Tenant agrees to pay, at Landlord's request, an amount that Landlord reasonably estimates from time to time will be owing from Tenant for the ensuing calendar year due to such Operating Costs increases, in twelve (12) monthly installments.

If, as finally determined, the amount of additional rent due to Operating Costs increases for a calendar year shall be greater than the aggregate of all installments so paid on account to Landlord for such calendar year, then Tenant shall, within thirty (30) days of Tenant's receipt of an invoice for such underpayment, pay to Landlord the amount of such underpayment; but if the amount of such additional rent shall be less than the aggregate of such installments paid, Tenant shall be permitted to deduct such overpayment from any installment of base rent due after Tenant's receipt of such invoice. If an overpayment of such additional rent is still outstanding upon a termination of this Lease, Landlord shall refund such overpayment to Tenant within thirty (30) days following the date Landlord computes the Operating Costs for the applicable calendar year. Any payment, refund or deduction made pursuant to this paragraph shall be made without prejudice to any right of Tenant to dispute, or of the Landlord to correct, any items billed as Operating Costs.

For each calendar year, Landlord shall give Tenant notice of the actual Operating Costs and the amounts due from Tenant as a result of such increases thereof over Base Operating Costs as soon as reasonably practical following the expiration of each calendar year. Within thirty (30) days after receipt of such statement, Tenant or its authorized employee shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord's office or, at Landlord's option, at such other location in the St. Louis, Missouri metropolitan area that Landlord may specify, for the purpose of verifying information in such statement. Unless Tenant asserts specific error(s) within forty-five (45) days after delivery of such statement, the statement shall be deemed to be correct. In the event of any dispute regarding the amount owed by Tenant for increases in Operating Costs for any calendar year, such dispute shall be resolved by an independent certified public accountant then servicing Landlord's books relating to the Building, which resolution shall be binding on Landlord and Tenant.

(e) If during any calendar year less than ninety-five percent (95%) of the rentable square footage of the Building is leased and occupied, then the amount of the Operating Costs used for purposes of determining any additional rent payable by Tenant pursuant to this Article 8 shall be the amount of actual Operating Costs for such calendar year adjusted upward to reflect what such Operating Costs would be (in Landlord's reasonable judgment) if ninety-five percent (95%) of the rentable square footage of the Building was leased and occupied through such entire calendar year.

(f) If the Term of this Lease begins or expires on any day in a calendar year other than January 1 and December 31, respectively, then the amount of the additional rent payable by Tenant pursuant to this Article 8 shall be appropriately prorated according to the actual number of days during the applicable calendar year this Lease is in effect.

ARTICLE 9
SERVICES BY LANDLORD

Landlord covenants and agrees:

(a) To air condition the Leased Property from 8:00 a.m. to 6:00 p.m. on business days (which shall include Monday through Friday of each week excluding legal holidays) and from 8:00 a.m. to 1:00 p.m. on Saturday, by heating or cooling the Leased Property to reasonable temperatures for normal office occupancy and use. (Normal office occupancy and use excludes heat producing equipment or fixtures.) If heat or air-conditioning is requested by Tenant at hours other than specified herein, the cost of the provision thereof shall be paid by Tenant as additional rent.

(b) To provide water for lavatory and drinking purposes in places designated by the Landlord.

(c) To provide janitorial services to keep the public areas of the Building in good order and to cause the Leased Property to be cleaned by sweeping floors, dusting the surfaces of normal office furniture, and emptying wastebaskets on each business day, and to cause the floors of the public areas and the Leased Property to be waxed or vacuumed and the windows to be cleaned at reasonable intervals.

(d) To furnish the labor and replacement tubes as necessary to relamp all fluorescent fixtures installed by the Landlord in the Leased Property.

Tenant acknowledges that any one or more such services may be suspended by reason of accident, repair, alterations or improvements necessary to be made, strikes, lockouts, governmental recommendation or causes beyond the reasonable control of Landlord. No interruption, change or malfunction of any of the services to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Property or Building or a breach by the Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment. Landlord will, however, use reasonable diligence to restore any such interrupted service.

ARTICLE 10
REPAIR AND MAINTENANCE

The Landlord will, at Landlord's own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide services furnished by Landlord hereunder, unless any such damage is caused by acts or omissions of Tenant, Tenant's agents, or employees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Leased Property or the Building but will maintain the Leased Property in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above and subject to the janitorial services to be rendered by Landlord as provided above. Tenant, at Tenant's sole cost and expense, shall maintain and repair any and all equipment or fixtures in the Leased Property which are not building standard, including but not limited to special or customized light bulbs, garbage disposals, dishwashers, cipher locks, dead bolts, peepholes, mail slots, or water heaters (hereinafter referred to as "Non-Standard items"), provided such Non-Standard item was in working order as of the Commencement Date. All repairs and maintenance performed by Tenant or its agents shall be performed in a good workmanlike manner by qualified employees or contractors using only good grades of materials and in compliance with all applicable laws. Prior to performing any repairs or maintenance, except in case of emergency, Tenant shall obtain the written consent of the Landlord, which consent may be conditioned on Tenant's use of contractors approved by Landlord, Landlord's receipt of security for the payment of all costs to be incurred in connection with the repair or maintenance work, and proof of insurance against liabilities which may arise out of such work. If Tenant fails to maintain the Leased Property as required herein, Landlord may (but need not), upon five (5) days' prior notice, perform such maintenance or repairs and restore the Leased Property to a clean, safe and tenantable condition, and Tenant shall pay to Landlord the cost thereof, including an administration fee, upon receipt of invoice from Landlord, which amount shall be deemed Additional Rent.

ARTICLE 11
TENANT'S ALTERATIONS AND IMPROVEMENTS

No alteration, addition, improvement, painting or refinishing of or to the Leased Property (an "Alteration") shall be made by the Tenant without the prior written consent of the Landlord. If Landlord consents to an Alteration, Landlord may impose such conditions with respect thereto as Landlord deems appropriate, including without limitation, requiring Tenant to furnish Landlord security for the payment of all costs to be incurred in connection with the Alteration, insurance against liabilities which may arise out of such work, and copies of the plans and specifications together with all necessary permits for such Alteration. Any and all Alterations shall be done at Tenant's sole cost and expense by qualified employees or contractors in a good workmanlike manner using only good grades of materials and shall comply with all insurance requirements, and shall be performed in such manner and at such times as Landlord shall direct to minimize disturbance to other tenants. Tenant shall promptly pay, when due, the cost of all such work. In addition, Landlord may charge Tenant a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to reimburse Landlord for all expenses arising from Landlord's involvement with such work. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord and the Building harmless from all costs, damages and liens and expenses related to such work. In connection with such work Tenant shall never be deemed an agent of Landlord. Any Alteration made by the Tenant after such consent shall have been given, and any fixtures or items installed by Tenant (including but not limited to wall to wall carpeting, light fixtures, plumbing fixtures, cabinets, shelving, and wall paneling) shall become the property of the Landlord upon the expiration or sooner termination of the Lease; provided, however Tenant shall, if requested by Landlord, at Tenant's sole cost and expense, remove any fixture, equipment or other item installed or partition erected by Tenant and restore the Leased Property to its condition at the Commencement Date,

prior to the date of termination or earlier vacating of the Leased Property. Tenant shall reimburse Landlord for additional taxes, cleaning or maintenance expense, if any, resulting from any Alteration.

ARTICLE 12
SURRENDER UPON TERMINATION

At the expiration of the Lease term, the Tenant shall surrender the Leased Property broom clean and in as good condition as it was at the beginning of the term, reasonable use and wear and damage covered by Landlord's insurance excepted. Tenant shall also surrender to Landlord all keys to the Leased Property and Building. Prior to the expiration of the term of this Lease, the Tenant shall remove all of Tenant's personal property. If Tenant fails to remove Tenant's personal property or fails to leave the Leased Property in the condition described in this Article and in Article 13, Landlord may remove such personal property and restore the Leased Property and charge Tenant for such removal and restoration.

ARTICLE 13
LANDLORD'S COST OF INSURANCE

If the cost of insurance to Landlord shall be increased by reason of the occupancy and use of the Leased Property, or by reason of alterations, additions or improvements made by or for Tenant and by this Lease not required to be furnished by Landlord, then such increase shall be paid by Tenant to Landlord on demand.

ARTICLE 14
DEFAULT AND LANDLORD'S REMEDIES

If Tenant shall default in the payment of any installment of the Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for ten (10) days after written notice to Tenant, or if Tenant shall default in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe or perform and such default shall continue for twenty (20) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied upon under execution or other legal process, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty (30) days following the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not be dismissed within thirty (30) days from the date of appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon the Leased Property or if the Leased Property are vacant for more than twenty (20) days during the term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at Landlord's option may, without notice or demand of any kind to Tenant or any other person, exercise one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

(a) Landlord may terminate this Lease and the estate created hereby, in which event Landlord may forthwith repossess the Leased Property and may be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord as damages, an amount, if any, equal to the Rent which would have been payable during any period of rent-free occupancy provided to Tenant by this Lease, the cost of all leasing commissions paid by Landlord in connection with this Lease, reasonable attorneys' fees incurred by Landlord as a result of such default, any rental payments made by Landlord on Tenant's behalf, any moving or relocation expenses incurred, paid or reimbursed by Landlord for or on behalf of Tenant, the cost to Landlord of the initial leasehold improvements to the Leased Property, all other amounts paid to or on behalf of Tenant in connection with Tenant's entry into this Lease and occupancy of the Leased Property (including without limitation any moving cost allowance, payments on lease(s) assumed by Landlord, payment for preparation of floor plans and the like), including Landlord's interest expense thereon, together with a sum of money equal to the excess of the Rent provided to be paid by Tenant for the balance of the term over the fair market rental value of the Leased Property, after deduction of all anticipated expenses of reletting for said period. The expenses of reletting may include any costs or losses associated with relocating another tenant in the Building or Development to the Leased Property as part of Landlord's efforts to mitigate its damages, including rent on the vacated space. Should the fair market rental value of the Leased Property after deduction of all anticipated expenses for reletting for the balance of then existing term exceed the Rent to be paid by Tenant for the balance of the term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

(b) Landlord may terminate Tenant's right of possession and may repossess the Leased Property by forcible entry or unlawful detainer suit, by taking peaceful possession or otherwise without terminating this Lease, in which event Landlord may relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Leased Property. If Landlord shall fail to relet the Leased Property, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the then-existing term of this Lease, plus reasonable attorneys' fees incurred by Landlord as a result of such default. If the Leased Property are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting to satisfy the Rent provided for in this Lease and the amounts recoverable by Landlord from Tenant pursuant to Subparagraph (a) of this paragraph, Tenant shall satisfy and pay the same upon demand therefor from time to time. Landlord may file suit to recover any sums falling due from time to time and no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

No waiver of any default by Tenant shall be implied from any omission by Landlord to take any action on account of said default if such default persists or shall be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance with any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Tenant hereby waives any notice which may be required by statute or other law prior to the commencement of an action to obtain possession of the

Leased Property by summary proceedings or otherwise. The provisions of this section shall survive any termination of this Lease.

ARTICLE 15
RIGHT OF ENTRY

The Landlord and Landlord's representatives may enter the Leased Property at any reasonable time during normal business hours upon reasonable notice to Tenant (except in case of an emergency, in which case Landlord may enter at any time without notice) for the purpose of inspecting the Leased Property, performing Landlord's obligations under this Lease, performing any work which the Landlord elects to undertake for the safety, preservation, benefit or welfare of the Building or other tenants thereof, performing any work which the Landlord elects to undertake made necessary by reason of the Tenant's default, or exhibiting the Building for sale, lease or financing. During the last twelve (12) months of the Lease term, the Landlord and Landlord's representatives may enter the Leased Property at any reasonable time for the purpose of exhibiting the Leased Property to prospective tenants.

ARTICLE 16
FIRE AND OTHER CASUALTY

If, at any time during the Lease term, the Leased Property or any portion of the Building shall be damaged or destroyed by fire or other casualty so as to render the Building unquestionably untenantable for one hundred eighty (180) days or render the Leased Property unquestionably untenantable for one hundred eighty days (180) days or twenty percent (20%) of the unexpired term, whichever is less, then either party may elect, within thirty (30) days from the date of casualty, to terminate the Lease on the tenth (10th) day after such election. Any dispute hereunder shall be resolved by an independent architect selected by the Landlord.

In any of the aforesaid circumstances, rent shall abate proportionately during the period and to the extent that the Leased Property is unfit for use by Tenant in the ordinary conduct of Tenant's business. If the Lease is not terminated by reason of such casualty, then Landlord shall repair and restore the Building and Leased Property at Landlord's expense, with all reasonable speed and promptness, subject to delays arising from shortage of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control; provided, however, that Landlord shall not be required to restore personal property of Tenant or any alterations, additions or improvements made by or for Tenant which would not belong to Landlord upon the expiration of the Lease. Landlord's obligation to repair or restore the Building and Leased Property shall be limited to the extent of the insurance proceeds paid for the casualty in question, plus the amount of any deductible applicable to such casualty damage.

ARTICLE 17
INSURANCE

(a) Tenant shall at Tenant's expense procure within thirty (30) days of occupying the Leased Property and maintain throughout the Term of the Lease the following insurance policies: (a) commercial liability insurance in amounts of not less than a combined single limit of $2,000,000 or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Leased Property, (b) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (c) special cause of loss property insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Leased Property, (d) business interruption/extra expense insurance, and (e) workers' compensation insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

(b) Landlord shall carry throughout the Term of the Lease (a) special cause of loss insurance on the Building and all improvements therein except improvements made by or for Tenant which would not belong to Landlord upon expiration of the Lease for their full replacement value, including loss of rents and (b) commercial liability insurance with respect to all common areas of the Building in an amount not less than a combined single limit of $2,000,000, all such coverages shall be subjected to reasonable deductible amounts.

(c) Notwithstanding any provision in this Lease to the contrary (including, without limitation, Article 20), Landlord and Tenant hereby mutually waive any and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or the agents or employees of Landlord or Tenant for real or personal property loss or damage occurring to the Leased Property or to the Building or any part thereof or any personal property located therein from perils which are able to be insured against in the Insurance Services Office Special Cause of Loss form issued in the State in which the Building is located (whether or not such insurance is actually carried). Landlord and Tenant shall request their insurance carriers to consent to a waiver of all rights of subrogation against each other by inclusion of such a clause in their respective policies or by endorsement thereto.

ARTICLE 18
CONDEMNATION

If all of the Leased Property is taken by condemnation, this Lease shall terminate on the date when the Leased Property shall be so taken, and the rent shall be apportioned as of that date. If part of the Building or Leased Property is taken by condemnation and the Building or Leased Property is thereby rendered not reasonably suitable for the continued conduct of Landlord's or Tenant's business, taking into consideration the nature, size and scope of such business immediately prior to the taking, then either party may elect by giving written notice to the other, to terminate this Lease, and in the event of such termination, all charges and rentals shall be apportioned as of the date of taking. If the Lease is not terminated as provided herein, the rent shall be reduced by the value that

the condemned part bears to the total value of the Leased Property, and the Landlord shall restore the Leased Property to an architecturally complete unit. No part of any award shall belong to the Tenant.

ARTICLE 19
ASSIGNMENTS AND SUBLETTING

Tenant shall not by operation of law or otherwise assign, mortgage or encumber this Lease, nor sublet or permit the Leased Property or any part thereof to be used by others, without the prior written consent of Landlord in each instance, and any attempt to do any of the foregoing without Landlord's consent shall be void. For the purposes of this Article any transfer of stock in a corporate tenant or any transfer of an interest in a tenant which is a partnership, limited liability company or other entity in which results in a transfer of control of the entity shall be deemed to be an assignment of this Lease requiring the prior written consent of Landlord. Landlord, however, shall not unreasonably withhold Landlord's consent to an assignee or subtenant provided such assignee or subtenant is not an existing tenant or subtenant of the Development, is not currently negotiating with or been in contact with the Landlord during the previous six (6) months regarding the lease of space within the Development, and such assignee's or subtenant's occupancy and use of the space, in the reasonable judgment of Landlord, is similar to that of other tenants in the Building and is not detrimental to the Building or Development or any other tenant of the Building. In no event shall this Lease be assigned or the Leased Property sublet for a rental less than Landlord is then currently charging for comparable space in the Building; or to a person or entity already leasing or subleasing space in the Development. Tenant's request for Landlord's consent to an assignee or subtenant shall be in writing and accompanied by (i) a true copy of the proposed documents of assignment or subletting, (ii) information satisfactory to Landlord respecting the responsibility, reputation, financial condition and business of the proposed assignee or subtenant, and (iii) executed lease estoppel certificates from Tenant and the proposed subtenant or assignee in the Building standard form. Such requests shall create in Landlord an option to terminate this Lease as to the portion of the Leased Property covered by the request and reduce Tenant's rental in proportion to the portion so terminated. Said option must be exercised within fifteen (15) days after receipt of such request. Notwithstanding any consent by Landlord to an assignment or subtenancy, the Tenant shall remain jointly and severally liable (along with each approved assignee or subtenant who shall automatically become liable for all obligations of Tenant hereunder) and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or assignee or subtenant without proceeding in any way against any other person. In any case where Landlord consents to any such assignment, sublease or other transaction, Landlord may require that Tenant pay Landlord a reasonable sum as attorneys' fees arising incident to such transaction.

ARTICLE 20
LIABILITY

Except where caused solely by Landlord's negligence, the Landlord shall not be responsible or liable to the Tenant for any injury or damage resulting from acts or omissions of persons occupying property adjoining the Leased Property or any part of the Building of which the Leased Property is a part, or for any injury or damage resulting to the Tenant or Tenant's property from bursting, stoppage, or leaking of water, gas, electricity, sewer or steam pipes or from damage occasioned by water, snow, or ice being upon any sidewalk or any entranceway or being or coming through the roof, skylight, trap door or any opening in the Building or the Leased Property, or for loss resulting from theft, or mysterious disappearance, or any interference with light or air.

Tenant hereby releases, discharges and agrees to defend, indemnify, protect and save harmless Landlord of and from any and all claims, demands, and liabilities for any loss, damage, injury or casualty and from and against all costs, counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon, whether it be that of either of the parties hereto or of third persons, caused by, growing out of, or happening in connection with Tenant's use or occupancy of the Leased Property or Tenant's use of any equipment, facility or property in or adjacent to the Building or the nonperformance of any covenant or agreement on Tenant's part to be performed pursuant to the terms of this Lease, or any act or negligence of Tenant or of any of Tenant's agents, contractors, employees, invitees or licensees.

ARTICLE 21
AUTHORIZATION

Each individual executing this Lease on behalf of a corporation, partnership, limited liability company, or trust represents and warrants that he has full power and authority to execute this Lease on behalf of such entity, and that this Lease constitutes the valid and binding obligation of such entity enforceable in accordance with its terms. If Tenant is a corporation or limited liability company, it shall deliver to Landlord prior to or concurrently with the delivery to Landlord of an executed Lease, evidence acceptable to Landlord of Tenant's due formation, valid existence and authority to enter this Lease and a certified resolution of Tenant's directors or members authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, it shall deliver to Landlord prior to or concurrently with delivery to Landlord of an executed Lease, a certified copy of its partnership agreement or other satisfactory evidence of execution and performance authority. If Tenant is a trust, it shall deliver to Landlord prior to or concurrently with delivery to Landlord of an executed Lease, a certified copy of the trust document or other satisfactory evidence of execution and performance authority.

ARTICLE 22
AMERICANS WITH DISABILITIES ACT

Landlord shall be responsible for compliance with the requirements of the Americans With Disabilities Act (the "ADA") with respect to the Building shell, lobbies, restrooms, and other common areas of the Building, and agrees to hold Tenant harmless with respect to failure by Landlord to fulfill Landlord's obligations under the ADA with respect to those areas. Tenant shall be responsible for compliance with the requirements of the ADA with respect to the Leased Property, and the use and occupancy of the Leased Property by Tenant, and agrees to hold Landlord harmless with respect to failure by Tenant to fulfill Tenant's obligations under the ADA with respect to the occupancy and use of the Leased Property.

ARTICLE 23
HAZARDOUS MATERIALS

The Building was constructed in compliance with the codes and regulations in effect at the time of construction. Landlord agrees to comply with all applicable laws and regulations relating to hazardous materials associated with the Building structure and common areas. The foregoing does not relate to compliance with laws or regulations which are applicable to the use or occupancy of premises in the Building by individual tenants or the conduct of such tenant's business in those premises and compliance with those laws and regulations shall be the sole responsibility of the individual tenants. As of the date of this Lease, to the best of Landlord's knowledge, the Leased Property contains no asbestos, and Landlord has received no notice with respect to the Building from any governmental agency of any violation of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), Resource Conservation and Recovery Act ("RCRA") or any similar law or regulations in the State in which the Property is located. Within thirty (30) days following the Commencement Date, and thereafter on an annual basis following Landlord's request therefor, Tenant shall provide Landlord with Material Safety Data Sheets on any hazardous materials found, kept or maintained in the Leased Property.

ARTICLE 24
GENERAL PROVISIONS

24.1. **Notices**. Any notice under this Lease shall be in writing and shall be deemed to be duly given only when delivered personally or mailed by certified mail, return-receipt requested, addressed to the Tenant at the Tenant's notice address shown in Article 1 and to the Landlord c/o Senior Vice President - Asset Management, Balke Brown Associates, 1001 Highlands Plaza Drive West, Suite 150, St. Louis, Missouri 63110, with a copy to: Vice President – Illinois Portfolio, Balke Brown Associates, 333 Salem Place, Suite 240, Fairview Heights, Illinois 62208.

24.2. **Restrictions of Use**. The Tenant shall not allow, permit or suffer any noise, smoke or odor to escape from the Leased Property in a manner in which will disturb other occupants of the Building, or occupy the Leased Property in such manner as to disturb the peaceful and quiet occupancy of the other tenants of the Building or constitute a public or private nuisance, or keep open any exterior or corridor door thereto, or permit any portion of the Leased Property visible from the exterior thereof to become unsightly or in disrepair, or permit any unsafe or hazardous condition to exist in the Leased Property. No sign, fixture, advertisement or notice shall be displayed, painted or affixed by the Tenant on any part of the inside or outside of the Building without the prior written consent of the Landlord. Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant. Tenant shall not install any draperies, shades or Venetian blinds visible from the exterior of the Building, unless the color, materials, shape, style and size have been approved by the Landlord. Tenant shall not install or permit the installation of vending machines, main frame computers, supplemental air conditioning units or other special equipment in the Leased Property without the prior written consent of the Landlord. Movement in and out of the Building of furniture or office equipment, or dispatch or receipt by the Tenant of any merchandise or materials, shall be done only during the hours designated by the Landlord and by means of elevator and exit designated by the Landlord. In the event Tenant intends or desires to move any office equipment or furniture in or out of the Leased Property, Tenant shall give Landlord no less than five (5) days' prior written notice so that Landlord may provide appropriate protection to the elevators. Tenant shall reimburse Landlord for the cost to repair any damage to the floors, elevators, or other common areas caused by Tenant. Tenant shall cooperate with Landlord in securing the Building during non-normal business hours. Tenant agrees to use carpet-protecting chair pads under all chairs with castors.

24.3. **Name of the Building; Building Rules and Regulations.** The Landlord shall, from time to time, have the right to change the name of the Building and to make, establish and promulgate reasonable rules and regulations for the Building, and the occupants and tenants thereof, and the Tenant shall observe, keep and comply with such rules and regulations. Current Building Rules are attached hereto as Exhibit B and by this reference made a part hereof.

24.4. **Tenant's Damages**. In no event shall Landlord be liable to Tenant for consequential or incidental damages arising out of or relating to this Lease.

24.5. **Landlord's Title**. Landlord's title is and shall always be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

24.6. **Quiet Enjoyment**. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on Tenant's part to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Property for the term of this Lease.

24.7. **Subordination**. Tenant shall, at Landlord's request, execute such documents as may be necessary or appropriate from time to time to subordinate this Lease to any mortgage or deed of trust now or hereafter affecting the Building, provided such document contains reasonable assurances that in the event of a foreclosure, the rights and privileges under this Lease will not be disturbed.

24.8. **Successors and Assigns**. The covenants, conditions and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and such assigns and sublenants as may be permitted hereunder. In the event of the sale of the Building or transfer by Landlord of all of Landlord's interest in the Building, Landlord shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder.

24.9. **Lender Approval**. This Lease and all terms contained herein are made subject to and conditional upon Landlord's lender's approval, which shall be requested forthwith. Tenant agrees to provide such financial information as may be required by Landlord or Landlord's lender to enable Landlord's lender to render such approval.

24.10. **Interpretation of Words**. All words which refer to Landlord and Tenant shall be considered to be of the gender and number required, and if the Tenant be more than one person, the provisions hereof shall apply to them jointly and severally.

24.11. **No Waiver**. The failure or delay of Landlord in requiring strict performance by Tenant of any covenant of this Lease shall not constitute a waiver of such covenant or Landlord's right to require strict performance thereof.

24.12. **Real Estate Brokers**. Tenant represents that Tenant has dealt only with the broker(s) named in Article 1 as broker(s) in connection with this Lease and agrees to indemnify and hold Landlord harmless from all loss, cost or expense (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of any claims or demands of any other broker or brokers as a result of Tenant entering into this Lease.

24.13. **Legal Requirements**. Tenant will not do or permit any act or thing which constitutes a public or private nuisance or waste or which is contrary to any applicable law or legal requirement or which might impair the value or usefulness of the Building or any part thereof, or which might violate any applicable law or legal requirement of any governmental authority having jurisdiction over the Building.

24.14. **Estoppel Certificate**. Tenant agrees that from time to time upon not less than ten (10) days' prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Tenant is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that Tenant is in occupancy and paying rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) as to such other matters as Landlord may reasonably request; and Tenant agrees that any such statements may be relied upon by Landlord and any prospective purchaser or mortgagee of the Building or any other lender of Landlord.

24.15. **Mortgage Deed of Trust Holder Protection Clause**. Tenant agrees to give any mortgagees or deed of trust holders of Landlord, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has received written notification from Landlord of the name and address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord is in default of Landlord's obligations hereunder, Tenant shall not commence any legal action to recover damages or terminate this Lease as a result of such default (it being acknowledged that Tenant shall in no event be permitted to offset any damages or claims by Tenant against any amounts of base rent or additional rent owed hereunder), until Tenant has notified, by registered mail, such mortgagees and/or deed of trust holders of Tenant's intent to commence such action or terminate this Lease and such mortgagees and/or trust deed holders shall have failed to cure such default within twenty (20) days of receipt of such notice, or if such default cannot be cured within that time, then such additional time as may be necessary if within such 20-day period, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

24.16. **Severability**. If any provisions of this Lease or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and its application to other persons or circumstances shall not be affected and shall be enforced to the greatest extent not prohibited by law.

24.17. **Holding Over**. Unless otherwise agreed to in writing by Landlord and Tenant, if Tenant retains possession of the Leased Property or any part thereof after the termination of the term, Tenant shall pay Landlord rent at twice the monthly rate in effect immediately prior to the termination of the term for the time Tenant thus remains in possession and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder. No such holding over shall be deemed to constitute a renewal or extension of the term hereof.

24.18. **Substitute Premises**. If the square footage of the Leased Property is equal to or less than 2,000 square feet, Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size as the Leased Property and remove and place Tenant in such space, with Landlord to pay the reasonable (as determined by Landlord) direct costs and expenses incurred by Tenant as a result of such removal of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective ninety (90) days from the date of the original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Leased Property as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto; provided however, that the term of the Lease shall automatically be extended as necessary so that a minimum of two (2) years remain in the Lease Term from the date Tenant takes occupancy of the new space.

24.19. **Landlord's Right to Transfer Interest**. Landlord has the right to transfer Landlord's interest in the Building and in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease, and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder. Landlord may assign Landlord's interest in this Lease to a mortgage lender as additional security provided that such assignment shall not release Landlord from Landlord's obligations hereunder, and Tenant shall continue to look solely to Landlord for the performance of Landlord's obligations hereunder.

24.20. **Applicable Law and Partial Invalidity**. This Lease shall be governed by and enforced in accordance with the laws of the State in which the Leased Property is located. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

24.21. **Force Majeure**. Any provision, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty or other causes beyond the reasonable control of the party required to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except for the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease.

24.22. **Non-Binding Unless Signed.** Submission of the form of this Lease for examination shall not bind Landlord in any manner, and no lease or other obligation of Landlord shall arise until this instrument is signed by both Landlord and Tenant, approved by the holder of any mortgage, deed of trust, or other financial encumbrance on the Building having such approval rights, and delivery is made to each party.

24.23. **Disclosure.** The terms and conditions of this Lease may not be disclosed by Tenant to third parties, except to Tenant's employees, attorneys, accountants and other persons or entities as Tenant deems may be appropriate on a confidential basis, or otherwise to allow Tenant to carry out Tenant's obligations and to effect Tenant's rights under this Lease, without the prior written consent of Landlord.

24.24. **Signage.** Landlord shall, at Landlord's expense, install building standard signage with Tenant's corporate name and/or logo at the entrance to the Leased Property and include Tenant's corporate name on the Building Directory located in the Lobby area(s). In Landlord's sole discretion, and provided adequate space is available, Landlord may, at Landlord's expense, include Tenant's corporate name on the exterior Building directory, if any.

24.25. **Waiver of Trial by Jury.** Tenant hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the claim, counterclaim, or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Tenant, and is intended to encompass individually each instance and each issue to which the right to a trial by jury would otherwise accrue. Landlord is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Tenant.

24.26. **Time of the Essence.** Time is of the essence with respect to the performance and observance of all of the terms, covenants, and conditions hereof by Tenant.

24.27. **Headings.** The headings are for the convenience of reference only, and in no way, define, limit or describe the scope of any part of this Lease, nor are they considered as forming a part of this Lease or affecting it.

24.28. **Entire Agreement.** This Lease, together with the Exhibits hereto, constitutes the sole and entire agreement between the parties relative to the Leased Property. No representations as to the Leased Property or agreements have been made by the Landlord to the Tenant either directly or indirectly prior to or at the execution of this Lease that are not included in this Lease.

24.29. **Tenant's Financial Statements:** The persons signing this Lease on behalf of Tenant hereby personally represent and warrant to Landlord that the financial statements delivered to Landlord prior to the execution of this Lease, if Landlord requested such financial statements, properly reflect the true and correct value of all the assets and liabilities of Tenant and Guarantors, if any. Tenant acknowledges that in entering into this Lease, Landlord is relying upon such statements. At any time during the Term, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD	TENANT
Corporate Centre II, L.L.C.	Secure Data, Inc.
By: [signature] Steven A. Brown	By: [signature]
Title: Vice President of Operations	Title: V.P.

The undersigned (individually and collectively referred to as "Guarantor"), having a financial interest in the Tenant named in the foregoing Lease, hereby unconditionally and irrevocably and jointly and severally guarantee the prompt and complete performance by Tenant of all of the obligations and covenants of Tenant as set forth in the Lease. This guaranty shall remain in full force and effect until all of the obligations of Tenant have been fully performed or otherwise discharged. No waiver of default or extension of time by Landlord shall effect the liability of the undersigned as to future defaults or recurrence of the same default. Landlord shall not be required to exhaust Landlord's remedies under the Lease before proceeding under this guaranty. This guaranty shall be binding on the successors, assigns, heirs, and personal representatives of the undersigned and shall inure to the benefit of all successors and assigns of Landlord. The rights of Landlord under this guaranty shall not be subject to the exercise by Landlord of any remedy which Landlord may have against Tenant. This Lease may be modified without notice to the undersigned and without release of the undersigned from the undersigned's liability hereunder and the undersigned waives notice of acceptance or of non-performance or non-payment by the Tenant. Any notice required or permitted hereunder shall be deemed to have been duly given when delivered by hand; or when faxed, receipt confirmed; or when mailed by first-class, certified mail, postage prepaid, to the Guarantor at the following address or fax number:

Printed Name: Raymond Kelly

Address: 311 S Lincoln Ave

O'Fallon IL 62269

Phone: 618 622 0572 (O)

Fax: 622 0419 (F)

GUARANTOR

R. Kelly

Date: 6/6/06

GUARANTOR

____

Date: ____________________

GUARANTOR

____

Date: ____________________

GUARANTOR

____

Date: ____________________

Exhibit A


EXISTING BUILDING CORRIDOR
EXISTING STAIR
FILE ROOM
CONFERENCE
COPIER
FAX
PRIVATE OFFICE

EXHIBIT B
BUILDING RULES

Tenant's use of the Building and Leased Property shall be governed by the following rules, which Landlord shall enforce on a uniform basis. Landlord reserves the right to unilaterally amend or add to the rules, and such amendments and additions shall be effective when notice of the same is given to Tenant in the manner provided in the Lease.

1. Nothing shall be displayed, painted or affixed by Tenant on any part of the exterior or interior of the Building or Leased Property (except within the Leased Property) without the prior consent of Landlord, and then only of such color, size, style and material as shall be approved by Landlord. Nothing shall be placed in the Leased Property which may be visible from the exterior of the Building or Leased Property (including window treatments) without the prior written consent of Landlord.

2. Landlord shall furnish Tenant with keys to each door lock for the Leased Property. Additional keys shall be procured from Landlord and paid for by Tenant. No additional or replacement locks shall be placed on any door of the Leased Property, and Tenant shall not permit duplicate keys to be made. Tenant shall be solely responsible for the security of keys to the Leased Property. All keys furnished to Tenant shall be surrendered to Landlord at the termination of the Term.

3. If Tenant desires additional wiring connections, Landlord shall direct the electricians as to where the wires are to be introduced and without such directions no boring or cutting for wiring shall be permitted.

4. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heat generating device or air conditioning apparatus in or about the Leased Property or carry on any mechanical business therein. Tenant shall not install any vending machines other than for use by its employees; however, Tenant may install a refrigerator, microwave or coffee maker in the Leased Property for use solely by Tenant's employees. Coffee makers must be installed using a copper line only; no plastic tube or line is permitted. Any damage caused by Tenant resulting from the installation of a plastic tube or line will be born by the Tenant. Tenant may not, under any circumstances, use space heaters in the suite.

5. The common areas of the Building shall not be obstructed by Tenant or used in any way except for ingress and egress to and from the offices. Tenant shall place no objects outside the Leased Property.

6. The bathroom fixtures shall not be used for purposes other than those for which they were constructed. The cost of repairing any damage caused by Tenant resulting from misuse of such fixtures shall be borne by Tenant.

7. Tenant shall not permit littering of the common areas of the Building.

8. Tenant shall not make noises, create odors, cause disturbances or vibrations or use any electrical or electronic devices or other devices that emit sound or other waves or disturbances in such a way as may be offensive to other tenants of the Building or which would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, shall not burn candles or incense and shall not place or install any musical instrument or equipment or any similar device inside or outside the Leased Property without the prior approval of Landlord. The use thereof, if permitted, shall be subject to control of Landlord to the end that others shall not be disturbed or annoyed.

9. Tenant shall not waste utility services and shall cooperate fully with Landlord to assure the most effective operation of the Building's HVAC system and shall not adjust any controls other than thermostats installed for Tenant's use. Tenant shall keep corridor door(s) closed.

10. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Property closed and secured.

11. No animals, birds, bicycles, motorcycles or other vehicles shall be allowed in any part of the Building without the prior consent of Landlord.

12. Any person or persons (other than the janitor of Landlord) who shall be employed for the purpose of cleaning or maintaining the Leased Property shall be employed at Tenant's cost, subject to the terms of the Lease, and Landlord shall in no way be responsible for any loss of property on or from the Leased Property, however occurring, by a janitor. Tenant shall report any deficiency in services provided by Landlord or Landlord's agent.

13. Tenant shall not accumulate or store on the Leased Property any waste paper, discarded records, books, paper files, rags, rubbish or other combustible matter. Tenant shall not place in any trash receptacle any materials which cannot be disposed of in the ordinary course, and Tenant shall keep all trash within Tenant's Leased Property. All garbage and refuse disposal shall be made in accordance with Landlord's instructions as designated from time to time.

14. Tenant shall not make any room to room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Leased Property unless within the Permitted Use.

15. Landlord reserves the right to exclude from the Building all disorderly persons, persons under the influence of alcohol or a controlled substance, idler and peddlers, solicitors, and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building.

16. Any parking spaces included in the Lease shall be used only for the personal vehicles of Tenant and Tenant's employees and guests (no trucks other than personal pick up trucks, motor homes and the like). Landlord reserves the right to designate locations for one or more of such parking spaces. Upon Landlord's request, Tenant promptly shall furnish Landlord the names, vehicle descriptions and vehicle license numbers of each authorized user of Tenant's parking spaces. Tenant shall be liable for all costs and expenses suffered or incurred by Landlord in the towing or illegally parked vehicles of Tenant, Tenant's employees or guests.

17. Tenant shall comply with all Conditions (as defined in the Lease) in connection with its use and occupancy of the Leased Property.

18. All deliveries to the Leased Property shall be subject to the reasonable control of Landlord as to place and time of deliveries.

19. The common areas of the Building are no-smoking areas in which no smoking of any kind, including but not limited to cigarettes, cigars, pipes, or any other device, is permitted; provided, however, Landlord may, in Landlord's sole discretion, designate specific areas where smoking is permitted, but has no obligation to do so. Landlord shall not be responsible for violations of this provision by any tenant of the Building, Tenant's employees, visitors, contractors, or subcontractors. In the event Landlord seeks to enforce this provision against Tenant, Tenant shall pay all costs and expenses of every kind including, without limitation, all court costs and attorneys' fees and charges. Tenant agrees that if a bond is required by the court, that the amount of such bond not exceed $100.00. Landlord further reserves the absolute right at any time to designate any and all areas of the Building, grounds, Leased Property, and premises as non-smoking.

EXHIBIT C
WORK TO BE PERFORMED ON THE LEASED PROPERTY

("Work Letter")

1. Tenant Improvement Allowance

Landlord shall supply, construct and install certain improvements to the Leased Property (the "Tenant Improvements") as provided herein, unless prevented by job conditions or other circumstances beyond the reasonable control of Landlord. Landlord shall contribute an allowance toward the cost of the Tenant Improvements in an amount not to exceed $87,679.00 (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be used only for Tenant Improvements and Tenant Improvement Costs as defined below and for no other use or purpose.

"Tenant Improvements" shall include all demolition and construction work to be done within the Leased Property below the installed and finished ceiling, including by way of example and not limitation, any and all partitions, walls, interior doors, floors, floor covering and finishes, ceilings, light fixtures, electrical fixtures, electrical outlets, electrical switches, telephone outlets, computer system outlets, plumbing fixtures, paint and wall covering, shelving and other millwork, all other improvements to be constructed in accordance with and as indicated in the Approved Construction Documents, defined below.

No Tenant Improvements of any kind may be installed above the existing installed and finished ceiling in the Leased Property, and the existing installed and finished ceiling may not be raised or lowered. The purpose of this condition is to prevent work which would impact the performance of the HVAC system, the sprinkler system, and the lighting system in the Leased Property. Certain work (such as installing telephone or computer system cables) may be done above the drop ceiling (provided no wires, cable or other equipment may be laid on top of the grid or ceiling), but only after obtaining the prior written consent of Landlord for such work. Landlord may, at Landlord's option, require Tenant to remove any or all such work upon the expiration or termination of the Lease.

"Tenant Improvement Costs" shall include without limitation all costs incurred by Landlord with respect to space planning, design and architectural services (with the exception of one (1) space plan and one set of construction documents), engineering fees, construction management fees, building permits and other governmental approvals, licenses, certificates of occupancy, and inspections related to such items, costs of construction labor and materials, rubbish removal, removal of any wiring or cabling above the existing ceiling, as required by applicable governmental agencies, temporary sprinklers and lighting, electrical usage during construction, additional janitorial services, and related taxes and insurance costs.

2. Approval Procedures. The following paragraphs set forth the process for approval of the space plan and construction documents for the Tenant Improvements (the "Approval Procedures"):

A. Construction Documents. Based on the space plan to be prepared by Landlord and approved by Landlord and Tenant (the "Final Space Plan"), Landlord shall prepare the plans and specifications (the "Construction Documents") necessary to construct the Tenant Improvements. Landlord shall deliver the Construction Documents to Tenant for review and approval no later than ten (10) days after approval of the Final Space Plan (the "Landlord's Plan Submittal Date").

Tenant shall review the Construction Documents and within five (5) days following the Landlord's Plan Submittal Date (the "Tenant's Plan Approval Date") shall either return the Construction Documents to Landlord marked "approved" or with Tenant's requested changes indicated.

In the event that Tenant indicates changes to the Construction Documents, Landlord shall promptly make the indicated changes and return the revised Construction Documents to Tenant for Tenant's review and approval or Landlord shall contact Tenant to discuss any changes requested by Tenant to which Landlord objects.

On reaching agreement as to any required changes, Landlord shall promptly revise the Construction Documents and provide same to Tenant. Tenant shall have five (5) days after receipt of the revised Construction Documents to approve, sign and return to Landlord the revised Construction Documents (the "Approved Construction Documents"). Landlord will not commence construction of the Tenant Improvements until the Approved Construction Documents are signed by Tenant and received by Landlord.

B. Contractor. Within a reasonable time following the Landlord's receipt of the Approved Construction Documents signed by Tenant, Landlord shall obtain bids from at least three (3) qualified contractors and submit those bids to Tenant for Tenant's review. Landlord shall select the contractor ("Contractor") to construct the Tenant Improvements, with consultation by Tenant.

C. Tenant Improvement Costs. Within a reasonable time following Landlord's receipt of the Approved Construction Documents signed by Tenant, Landlord will provide to Tenant a written estimate of the Tenant Improvement Costs.

If the Tenant Improvement Costs are not in excess of the Tenant Improvement Allowance, Landlord shall proceed promptly with the necessary construction. If the Tenant Improvement Costs are in excess of the Tenant Improvement Allowance, Landlord will so advise Tenant and will permit Tenant a reasonable time (not to exceed seven (7) days from the date of such notice) to either: 1) request revisions to the Approved Construction Documents for the purpose of reducing the Tenant Improvement Costs or; 2) approve the Tenant Improvement Costs with such costs in excess of the Tenant Improvement Allowance to be payable by Tenant as set forth below. Upon approval of the Tenant Improvement Costs, Tenant shall provide Landlord with a signed Notice to Proceed in a form requested by Landlord, agreeing to pay any such costs in excess of the Tenant Improvement Allowance.

Should the Tenant Improvement Costs pursuant to the Approved Construction Documents be in excess of the Tenant Improvement Allowance, Tenant shall be responsible for payment of the excess costs

(the "Overage"). Tenant shall deposit with Landlord an amount equal to fifty percent (50%) of the Overage prior to construction commencement, and Tenant shall pay the balance within thirty (30) days following receipt of invoice. Landlord reserves the right to halt construction at any time if Tenant fails to pay any portion of the Overage when due. No credit shall be given to Tenant if the Tenant Improvement Costs, pursuant to the Approved Construction Documents, are less than the Tenant Improvement Allowance.

D. Timing. The timing of the plan approval process is very important to completion of construction of the Tenant Improvements in the Leased Property and the readiness of the Leased Property for occupancy on the Lease Commencement Date. Each party agrees to comply with the Approval Procedures and the timing, as stated above, in order to prevent a delay in the Lease Commencement Date. In the event that any delay by Tenant, whether by act or omission (including failure to pay any amounts due), in the Approval Procedures should delay the readiness of the Leased Property for occupancy on the Lease Commencement Date, the Lease shall nevertheless continue in effect, and Rent shall be due and payable on the Rent Commencement Date. In such event, Tenant shall also pay to Landlord within thirty (30) days following receipt of Landlord's invoice, a sum equal to any additional cost to Landlord in completing the Tenant Improvements as a result of any such delay caused by Tenant.

E. Changes. Once approved by both parties, the Approved Construction Documents shall not be changed without Landlord's and Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord may withhold its consent to any change in the Approved Construction Documents proposed by Tenant which would delay the completion of the Tenant Improvements, or if such change would cause the cost of the Tenant Improvements to exceed the Tenant Allowance, and Tenant is not willing to pay the excess cost resulting from such change.

In the event Tenant requests in writing any modification to the Approved Construction Documents (a "Change Order") and Landlord approves such Change Order, Landlord shall submit to Tenant a statement of the cost of the Change Order, if any. Within three (3) days following receipt of such statement, Tenant shall approve or disapprove the Change Order. If Tenant approves the Change Order, Landlord shall revise the Approved Construction Documents to incorporate such Change Order and Tenant shall pay the reasonable cost of Landlord to review and revise the Approved Construction Documents. In the event the cost of said Change Order increases the Tenant Improvement Costs, Tenant shall pay to Landlord the total amount of such increase (the "Change Order Costs") at the earlier of the commencement of the work described in the Change Order or within ten (10) days of Landlord's approval of the Change Order. Any delay in the completion of the Tenant Improvements resulting from a Change Order or Tenant's consideration of a Change Order shall extend the deadline by which Landlord is required to complete the Tenant Improvements.

In the event that Tenant does not pay the balance of any Overage or Change Order Costs by the date due as set forth above, then these amounts shall be considered past due. All past due obligations of tenant shall bear interest at the rate of one and one-half percent (1.5%) per month or, if such rate be unlawful, at the highest lawful rate.

3. Mutual Cooperation. The parties agree to work together in good faith and to cooperate reasonably with one another so as to facilitate the completion of the Tenant Improvements in accordance with the terms of this **Exhibit C**.

4. Substantial Completion. The Leased Property shall be considered Substantially Complete and ready for occupancy when the Tenant Improvements have been completed in accordance with the Approved Construction Documents subject only to the completion of "punch list items", which are known or apparent deficiencies or incomplete work which may require repair, correction, adjustment or completion but do not prevent the issuance of permits for Tenant's use and occupancy of the Leased Property for Tenant's Permitted Use under the Lease. Upon Substantial Completion of the Tenant Improvements and prior to Tenant moving furniture into the Leased Property, Landlord and Tenant shall conduct a "walk through" inspection of the Leased Property and prepare a punch list of items to be corrected or completed pursuant to the Approved Construction Documents. The determination of Landlord's tenant finish representative for the Building shall be final as to whether the Tenant Improvements are Substantially Complete and the Leased Property ready for occupancy. On the date on which Tenant takes possession of the Leased Property, the parties shall execute a Lease Commencement Agreement in the form attached hereto as **Exhibit D** confirming the Lease and Rent Commencement Dates and setting forth the punch list (if any), but failure to execute such document shall not in any manner affect the obligations of the parties hereunder.

At any time after the Leased Property is ready for occupancy, Landlord or its representatives may enter the Leased Property to complete unfinished details of the Tenant Improvements. Entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

5. Representatives and Notices. Landlord and Tenant each appoint the following individuals to act as their respective representatives in all matters covered by this Work Letter:

Tenant's Representative:

Matt Swanson
Secure Data, Inc.
311 South Lincoln Street
O'Fallon, Illinois 62269
618-622-0419
Matt@securedatainc.com

Landlord's Representative:

Lisa Chitwood
Balke Brown Associates
333 Salem Place, Suite 240
Fairview Heights, Illinois 62208
Ph: (618) 624-6349 x5
lchitwood@balkebrown.com

All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Work Letter will be submitted to the Landlord's Representative or Tenant's Representative, as the case may be. Each party may change its representative under this Work Letter at any time upon three (3) days prior written notice to the other party. Notices will be given in accordance with the notice provisions set forth in the Lease.

6. Conflicts. In the event of any conflict between the provisions of this Work Letter and the provisions of the Lease, the provisions of this Work Letter shall govern.

7. Non-Recurring Obligation of Landlord. Any obligations of Landlord to construct the Tenant Improvements or to provide a Tenant Improvement Allowance shall constitute a single non-recurring obligation on the part of Landlord. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Landlord's obligations pursuant to this **Exhibit C** shall not apply to any such renewal or extension.

EXHIBIT D

LEASE COMMENCEMENT AGREEMENT

TENANT: Secure Data, Inc.

LANDLORD: Corporate Centre II, L.L.C.

BUILDING: Corporate Centre II

LEASED PROPERTY: Suite 240 & 260

DATE OF LEASE EXECUTION: ____________________

This Lease Commencement Agreement executed by Tenant and Landlord pursuant to the provisions of the Lease referenced above, and shall be attached thereto and become a part thereof for all purposes.

1. Tenant hereby acknowledges that it has inspected the Leased Property and finds same to be substantially complete, in a tenantable condition and now suitable for Tenant's intended use.

2. Tenant and Landlord hereby agree that all work to be done to the Leased Property is acceptable and that the only work remaining to be done to the Leased Property, all of which is of a minor nature, is as follows:

____.

Such work is the responsibility of ____________________ (insert Tenant or Landlord, as the case may be) to complete and said party hereby agrees to promptly undertake the completion of same. Tenant hereby agrees that such work may be completed after it has taken occupancy of the Leased Property and the term of the Lease has commenced; and further, that Tenant shall not be entitled to any abatement of Tenant's rent or other compensation as a result thereof.

3. Tenant and Landlord hereby agree, pursuant to Article 4 of the Lease, that the actual Commencement Date of the term of the Lease shall be ____________________ and that the rent, as provided for in the Lease, shall commence as of ____________________, and further, that the Lease will terminate at Midnight (local time) on ____________________, if not otherwise terminated pursuant to the provisions of the Lease.

Executed this __________ day of ______________, 20_____.

LANDLORD:

Corporate Centre II, L.L.C.

By: ____________________

Steven A. Brown

Title: Vice President of Operations

Date: ____________________

TENANT:

Secure Data, Inc.

By: [signature]

Title: V.P.

Date: 6/6/04

EXHIBIT E

LICENSE AGREEMENT

This License Agreement is entered into this 14th day of June, 2006 by and between Corporate Centre II, LLC, a Illinois limited liability company (hereafter "Licensor" or "Landlord") and Secure Data, Inc., a Delaware corporation (hereafter "Licensee" or "Tenant"). It is hereby agreed by and between Landlord as Licensor and Tenant as Licensee that the following License Agreement shall become part of the Lease between Landlord and Tenant (the "Lease"), to which this License Agreement is attached. If there is any conflict or ambiguity between the terms of this License Agreement and the Lease, the terms of this License Agreement shall govern. Unless otherwise defined in this License Agreement, all capitalized terms used herein shall have the same meanings ascribed to such terms in the Lease.

1. Grant of Nonexclusive License. Subject to the provisions of this Agreement and Landlord's continuing right of supervision and approval, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord grants to Tenant a non-exclusive license for access to and use of certain Communications Spaces and Pathways (such Communications Spaces and Pathways to be determined by Landlord in its sole discretion) in, on, under or around the Building or the Property now or hereafter owned, leased or used by Landlord or which otherwise now or hereafter benefit the Building or the Leased Property, for the purpose of installing, connecting, maintaining and operating Tenant's Telecom Lines and Equipment and for no other purpose whatsoever (the "License"). The term "Communication Spaces and Pathways" means the pathways, shafts, risers, raceways, conduits, telephone and wire closets, equipment rooms, service areas, and utility connections through, on, in or about which fiber optic lines, coaxial cables, data or telephone transmission wires or lines, connectors, conduit, or other telecommunication equipment (collectively, "Telecom Lines and Equipment") run, are placed, connected or installed, and all incidental areas surrounding such space as may be reasonably necessary for the installation, operation, connection and maintenance of Tenant's Telecom Lines and Equipment.

2. Term. The term of the license granted hereunder shall commence on the earlier of the date hereof or the Commencement Date as set forth in the Lease between the parties, and shall end on the expiration or termination of the Lease, unless sooner terminated in accordance with this Agreement.

3. Installation. Tenant and its agents, representatives, contractors, or telecommunications companies, including telecommunications service providers, shall have no right of access to or within the Communications Pathways or Spaces for the installation, maintenance or operation of Tenant's Lines or Telecom Equipment without Landlord's prior consent in each such instance. Landlord's consent shall not be unreasonably withheld, conditioned or delayed. Subject to such consent, the terms of this Agreement and Landlord's continuing right of supervision and approval, Tenant may: (i) install telecommunication lines, including but not limited to fiber optic lines, coaxial cable, or otherwise ("Lines") connecting the Leased Property to any Property terminal block already serving or available to serve the Leased Property, (ii) use such Lines as may currently exist and already connect the Leased Property to such terminal block, (iii) install Lines in conduits already serving the Building, and (iv) install such other Telecom Equipment as may be necessary to connect such Lines between the Leased Property and the source of the telecommunications service being provided.

Tenant may install, maintain, operate and use Tenant's Telecom Lines and Equipment provided Tenant shall: (i) submit to Landlord written plans for installation of the Telecom Lines and Equipment, (ii) obtain Landlord's prior written approval of all aspects thereof, (ii) use experienced and qualified contractors designated or approved in writing in advance by Landlord (subject to the insurance requirements set forth below), (iii) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (vi) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines. As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Leased Property. No contractor or subcontractor shall be permitted to work on the installation, maintenance or removal of the Telecom Lines and Equipment in the Building who has not been approved in advance by Landlord and who has not delivered to Landlord certificates of insurance from insurance companies acceptable to Landlord, naming Landlord, Landlord's managing agent, and Tenant as additional insureds, for the following coverage:

Liability Insurance	-	$2,000,000.00
Workman's Compensation Insurance	-	At minimum, the amounts required under the laws of the state in which the Building is located

Landlord may arrange for an independent contractor to review Tenant's requests for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Tenant's Telecom Lines and Equipment, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay all of Landlord's costs and expenses therefor.

All work performed by or on behalf of Tenant shall be performed in such manner and at such times as Landlord shall direct to minimize disturbance to other tenants. Tenant shall promptly pay, when due, the cost of all such work. In addition, Landlord may charge Tenant a reasonable percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to reimburse Landlord for all expenses arising from Landlord's involvement with such work. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

4. Maintenance and Repair Obligations. All Telecom Lines and Equipment installed or brought upon the Leased Property or in the Building by Tenant shall be installed, replaced, repaired and maintained by Tenant at Tenant's sole cost and expense. Landlord shall have no obligation to replace, repair, or maintain any Telecom Lines or Equipment installed by or on behalf of Tenant.

5. Limitation of Liability. Tenant acknowledges that Tenant's use of the Telecom Lines and Equipment may be subject to the following (collectively called "Line Problems"): (i) failure of the Lines to satisfy Tenant's requirements, (ii) misdesignation of the Lines in the wire closets or equipment rooms, (iii) shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, repair, operation, replacement, use or removal of any other Telecom Equipment or Lines now existing

or which may subsequently be installed in or around the Building by or for Landlord or other tenants of the Building or surrounding properties, (iv) failure of the power supply for the Building to conform to any requirements of the Telecom Lines and Equipment, or (v) any other failure or problem. Regardless of Landlord's consent to the installation, maintenance, repair, or operation of Tenant's Telecom Lines and Equipment, under no circumstances shall any Line Problems be deemed an actual or constructive eviction or disturbance of Tenant's use and possession of the Leased Property or Building or a breach by the Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment under the Lease. Landlord will, however, at Tenant's expense, reasonably cooperate with Tenant's efforts to correct any such Line Problems. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such Communications Spaces and Pathways, terminal block, Telecom Equipment, Lines, conduit, or related equipment.

6. Removal Upon Termination or Expiration of Lease. Tenant, upon termination or expiration of this Lease, shall, at Landlord's option, on or before the effective date of the expiration or termination of this Lease, remove any and all Telecom Lines and Equipment installed by or on behalf of Tenant within the Leased Property or the Building, and repair the area of the installation, as nearly as is reasonably possible to its original condition, reasonable wear and tear excepted. In the event that Tenant fails to remove the Lines and Telecom Equipment and make the repairs above after receiving a written request from Landlord to do so, Landlord shall have the right to remove the Lines and Telecom Equipment or make such repairs, and Tenant shall promptly reimburse Landlord for any and all costs incurred by Landlord as a result of such removal or repair.

7. Nonexclusive License. Nothing contained in this Agreement shall be deemed to entitle Tenant to the exclusive possession of any vertical or horizontal span of space in the Building or surrounding property, it being the intention of the parties that the space in the Building may be used by Landlord or others at the direction of Landlord. It is understood and agreed that Landlord shall have the right to accommodate any or all tenants in the Building with regard to telecommunications services. At any time, Landlord may, in Landlord's sole discretion, allocate, reallocate, limit and designate connections to the Building terminal blocks or other points of connection for Tenant's Telecom Lines and Equipment, with the costs and expenses thereof to be divided equally between Landlord and Tenant.

8. Landlord's Right to Transfer Interest. Landlord has the right to transfer Landlord's interest in the Building and in this Agreement, and upon any such transfer Landlord shall automatically be released from all liability under this Agreement, and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder. Landlord may assign Landlord's interest in this Agreement to a mortgage lender as additional security provided that such assignment shall not release Landlord from Landlord's obligations hereunder and, in such event, Tenant shall continue to look solely to Landlord for the performance of Landlord's obligations hereunder.

9. Tenant's Right to Transfer Interest. Tenant shall have no right of any kind to transfer or assign any part of or all of Tenant's rights under this Agreement without the prior written consent of Landlord, which Landlord may, in Landlord's sole and absolute discretion, deny, condition, or grant.

10. Indemnification. Tenant hereby releases, discharges and agrees to defend, indemnify, protect and save harmless Landlord of and from any and all claims, demands, and liabilities for any loss, damage, injury or casualty and from and against all costs, counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon, whether it be that of either of the parties hereto or of third persons, caused by, growing out of, or happening in connection with Tenant's use of the Communications Spaces and Pathways or the use, operation, maintenance, or removal of Tenant's Lines and Equipment by Tenant or any of Tenant's employees, agents, representatives, contractors or invitees, or the nonperformance of any covenant or agreement on Tenant's part to be performed pursuant to the terms of this Agreement, or any act or negligence of Tenant or of any of Tenant's agents, representatives, contractors, employees or invitees.

11. Compliance with Laws. Tenant's License hereunder to install, connect, operate, repair and maintain Tenant's Telecom Lines and Equipment shall at all times be subject to requirements of any governmental authority or quasi-governmental authority, agency, department or commission asserting jurisdiction over the Landlord, Tenant, the Building, or the Leased Property.

12. Subordination. Tenant agrees that this License Agreement shall at all times be subordinate to any mortgage or trust deed now or hereafter in force against the Building and the Property.

13. Notices. Any notice or demand required or permitted to be given or made hereunder shall be given in the manner and at the addresses provided in the Lease.

14. Amendment. No revision if this License shall be valid unless made in writing and signed by Tenant and by Landlord.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this License Agreement as of the day and year below written.

LANDLORD	TENANT
Corporate Centre II, L.L.C.	Secure Data, Inc.
By: [signature] Steven A. Brown	By: [signature]
Title: Vice President of Operations	Title: V.P.
Date: 6/6/06	Date: 6/6/06

EXHIBIT F

ADDENDUM NO. 1
TO LEASE BETWEEN

LANDLORD: Corporate Centre II, L.L.C.
AND
TENANT: Secure Data, Inc.

Dated: June 6th, 2006

It is hereby agreed by and between Landlord and Tenant that the following provisions shall become part of the Lease between Landlord and Tenant (the "Lease"), to which this Addendum No. 1 is attached. If there is any conflict or ambiguity between the terms of this Addendum No. 1 and the portion of the Lease to which this Addendum No. 1 is attached, the terms of this Addendum No. 1 shall govern. Unless otherwise defined in this Addendum No. 1, all capitalized terms used herein shall have the same meanings ascribed to such terms in the Lease.

1. **Tenant's Special Right to Terminate.** Subject to the following terms and conditions, Landlord grants to Tenant the following right to terminate this Lease effective as of June 30, 2007, June 30, 2008, June 30, 2009 or June 30, 2010 (the "Termination Date"), provided Tenant has not been and is not then in default under the terms and obligations of this Lease. This Special Right to Terminate is subject to full compliance with the following:

a. Giving Landlord not less than one hundred twenty (120) days prior written notice of Tenant's intention to terminate the Lease.

b. Vacating the Leased Property on or before the Termination Date. Vacating the Leased Property for purposes of this provision shall mean surrendering the Leased Property in accordance with Article 12 of this Lease.

c. Paying to Landlord when due all monthly base rent and Tenant's Proportionate Share of any Operating Costs and any other sums owing by Tenant to Landlord under the terms of the Lease for the entire period up to the Termination Date.

d. Paying to Landlord no less than thirty (30) days prior to the Termination Date a termination fee which is equal to the unamortized costs of the Tenant Improvements, including the cost of the construction documents, calculated at an annual interest rate of eight percent (8%), plus the amount of any leasing commissions (not to exceed 5% for Years 1-5), amortized on a straight line basis over the initial Lease Term. Based upon the Termination Date, the following is the schedule of the termination fees.

June 30, 2007	$132,404
June 30, 2008	$ 99,303
June 30, 2009	$ 66,202
June 30, 2010	$ 33,101

In the event Tenant fails to comply fully and strictly to all of the foregoing conditions, then in such event, this Lease shall remain in full force and effect and Tenant shall remain liable for all of Tenant's obligations under this Lease for the remainder of the term hereof.